CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) of our report dated February 14, 2025, relating to the financial statements and financial highlights of Invesco V.I. Global Core Equity Fund which appears in AIM Variable Insurance Funds (Invesco Variable Insurance Funds)’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the reference to us under the heading “Incorporation of Documents by Reference into the Statement of Additional Information” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

December 9, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of AIM Variable Insurance Funds (Invesco Variable Insurance Funds) of our report dated February 14, 2025, relating to the financial statements and financial highlights of Invesco V.I. Global Fund which appears in AIM Variable Insurance Funds (Invesco Variable Insurance Funds)’s Certified Shareholder Report on Form N-CSR for the year ended December 31, 2024. We also consent to the reference to us under the heading “Incorporation of Documents by Reference into the Statement of Additional Information” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Houston, Texas

December 9, 2025